PHAZAR CORP
                               101 SE 25th Avenue
                           Mineral Wells, Texas 76067


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 10, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PHAZAR CORP will be held at Antenna Products Corporation, located at 101 S.E. 25th Avenue, Mineral Wells, Texas, on Tuesday, October 10, 2006 at 10:00 a.m. for the following purposes:

     1) To elect six directors to serve for the ensuing year and until their respective successors are elected;

     2) To ratify the appointment of Weaver and Tidwell, L.L.P. as the independent public auditors for FY 2006;

     3)  To approve the 2006 Incentive Stock Option Plan; and

     4) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The close of business on September 7, 2006 has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at the meeting or any adjournment or adjournments thereof.

     A copy of the PHAZAR CORP Form 10-KSB for fiscal year ended May 31, 2006 is being mailed to stockholders with this proxy statement.

                                          By the Order of the Board of Directors
                                                                 Gary W. Havener
                                                                       President

                                   -----------

September 15, 2006

Whether or not you plan to attend the meeting, please mark, date and sign the accompanying proxy and promptly return it in the enclosed envelope. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.















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
                                   PHAZAR CORP
                               101 SE 25th Avenue
                           Mineral Wells, Texas 76067


                                 PROXY STATEMENT

           Annual Meeting of Stockholders to be held October 10, 2006

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of PHAZAR CORP (the "Company" or "PHAZAR CORP") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on October 10, 2006 at Antenna Products Corporation, 101 S.E. 25th Avenue, Mineral Wells, Texas and at any adjournment thereof. This proxy statement and the proxies solicited hereby are first being sent or delivered to stockholders on or about September 15, 2006.

                            EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company including expenses in connection with the preparation and mailing of this proxy statement and all papers, which now accompany or may hereafter supplement it. The solicitation will be made by mail. The Company will also supply brokers or persons holding stock in their names or in the names of their nominees with such number of proxies, proxy material and annual reports as they may require for mailing to beneficial owners, and will reimburse them for their reasonable expenses.

                                     VOTING

     A stockholder may revoke a proxy at any time prior to its use. If it is signed properly by the stockholder and is not revoked, it will be voted at the meeting. If a stockholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a stockholder fails to so specify with respect to such proposals, the proxy will be voted FOR management's nominees listed below under Election of Directors, ratification of the 2006 Incentive Stock Option Plan and the ratification of the appointment of Weaver and Tidwell, L.L.P.

     Only stockholders of record at the close of business on September 7, 2006 will be entitled to vote at the meeting. The total number of issued and outstanding shares of common stock of the Company, $0.01 par value, ("Common Stock") as of September 7, 2006 is 2,283,128, shares, each share having one vote. There are no other issued or authorized classes of stock of the Company.

     Only votes cast in person or by proxy will be counted at the meeting. Abstentions, if any, will be reflected in the minutes of the meeting.

                              ELECTION OF DIRECTORS

     Six (6) Directors are to be elected at the Annual Meeting, to hold office until the next Annual Meeting of Stockholders and until their successors are elected and have qualified. The Company bylaws allow from one to twelve directors. It is the intention of the persons named in the accompanying form of


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
a proxy to vote for the nominees listed. All nominees have indicated their willingness to serve for the ensuing term, but if any nominee is unable or should decline to serve as a Director at the date of the Annual Meeting, it is the intention of the persons named in the proxy to vote for such other person or persons, as they in their discretion shall determine. Proxies will not be voted, however, for more than six nominees. The ages of the nominees, their principal occupations or employment during the past five years, and other data regarding them, based upon information received from them are as follows:

                                                                   Director
Name              Age   Principal Occupation                       Since
----              ---   --------------------                       -----
Gary W. Havener   66    President and Chief Executive Officer,
                        PHAZAR CORP; Sole Director Antenna
                        Products Corp., Phazar Antenna Corp.,
                        Tumche Corp. and Thirco, Inc., subsidiaries
                        of PHAZAR CORP; President, Tumche Corp.,
                        Thirco, Inc. and Sinan Corp.               January 1992

Clark D. Wraight  62    Vice President and Secretary, Treasurer,
                        PHAZAR CORP; President and General
                        Manager, Antenna Products Corp. and
                        Phazar Antenna Corp.; Vice President,
                        Tumche Corp. and Thirco, Inc.; Secretary/
                        Treasurer, Tumche Corp., Thirco, Inc.,
                        and Phazar Antenna Corp.                   October 1996

R. Allen Wahl     78    Independent Business Consultant and
                        Past President & COO of Valmont
                        Industries                                 October 1999

James Miles       63    Past Vice President and General Manager,
                        GTE Media Ventures; Past President,
                        Contel of California                       November 1999

James Kenney      65    Executive Vice President and Owner
                        San Jacinto Securities, Inc.               November 1999

Dennis M. Maunder 55    Chief Financial Officer,
                        Shared Technologies Inc.

     Mr. Havener served as the President of PHAZAR CORP from January 1992 until October 1999. Mr. Havener served as the President of Antenna Products Corporation from January 1996 until April 1999. Mr. Havener currently serves as President and CEO of PHAZAR CORP and President of Tumche Corp. and Thirco, Inc. Mr. Havener also serves as sole director of Antenna Products Corporation, Phazar Antenna Corp., Tumche Corp. and Thirco, Inc. Since December 1984 Mr. Havener has served as the President of Sinan Corp., an investment company. Sinan Corp. is not a parent, subsidiary or affiliate of the Company.

     Mr. Wraight served as Vice President and Secretary/Treasurer of Antenna Products Corporation from 1996 until April 1999 when he was appointed President. Mr. Wraight has been employed with Antenna Products since 1979 and has served as an officer of the Company since 1981. Mr. Wraight currently serves as Vice President and Secretary/Treasurer of PHAZAR CORP, President and General Manager of Antenna Products Corporation, President and Secretary /Treasurer of Phazar Antenna Corp. and Vice President and Secretary/Treasurer of Tumche Corp., and Vice President and Secretary/Treasurer of Thirco, Inc., subsidiaries of the Company.

     Mr. Wahl was President and COO of Valmont Industries until 1985. The principal business of Valmont Industries is manufacturing steel tubular poles and lattice towers for the communication industry. Mr. Wahl has been an independent business consultant since 1985.

     Mr. Miles served as Vice President and General Manager of GTE Media Ventures, a cable television design and operations company, from 1994 until 1999 and as President of Contel of California, a telecommunications company from 1984 until 1996. Mr. Miles was a Director of Desert Community Bank until 1994. Mr. Miles retired in 1999 and has been involved in personal financial activities for the past six years.

     Mr. Kenney has served as Executive Vice President and owner of San Jacinto Securities since 1993. San Jacinto Securities is an institutional stock brokerage firm.

     Mr. Maunder served as Vice President - Controller of Allegiance Telecom, Inc., from September 1997 through February 2000. Allegiance Telecom, Inc. was a local exchange carrier, essentially a telephone company. In June, 2002, Allegiance Telecom acquired Shared Technologies Inc. In May 2003, Allegiance Telecom and its subsidiaries, including Shared Technologies Inc. filed Chapter 11 bankruptcy. In the spring of 2004, Shared Technologies Inc. under an approved plan of reorganization emerged from bankruptcy.

     Mr. Maunder was active in livestock breeding and participating in charitable pursuits from February 2000 through February 2004. Mr. Maunder currently serves as the Chief Financial Officer of Shared Technologies Inc., a nationwide supplier of telecommunications equipment. He has held that position since March 2004. An independent, non-management director recommended Mr. Maunder to the nominating committee as a nominee for election as a director of the Company.

                               SECURITY OWNERSHIP

     The following table set forth the beneficial ownership of the Company's Common Stock as of September 7, 2006, (a) by each director, (b) by the named executive officers, and (c) by all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock and (d) all directors and executive officers as a group.

Name and Address                 Shares Owned Directly        Percent of
of Beneficial Owners (1)         and Indirectly               Class (2)
------------------------         -------------------------    ---------
Gary W. Havener   (3)
Sinan Corp.                      102,800                      4.50%
P.O. Box 121969
Ft. Worth, TX 76121

R. Allen Wahl                      3,500                      0.15%
13 Collinway Place
Dallas, TX 75230

Clark D. Wraight
Antenna Products Corporation      64,600                      2.83%
101 S.E. 25th Ave.
Mineral Wells, TX 76067

James Miles                        3,600                      0.16%
420 Private Rd. 52363
Pittsburg, TX 75686

James Kenney                       2,800                      0.12%
5949 Sherry Lane, Suite 960
Dallas, TX 75225

Dennis Maunder                         0                      0.00%
401 Baker Cutoff Road
Weatherford, TX 76087

All directors and officers       177,300                      7.77%
of PHAZAR CORP
as a group (Six Persons)

     (1) The persons named herein have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the Texas laws for personal holding companies, as applicable.

     (2) Based on total outstanding shares of 2,283,128 as of September 7, 2006.

     (3) Sinan Corp., wholly owned by Mr. Havener and his children, owns of record 100,000 of these shares representing 4.38% of the total outstanding shares. Mr. Havener as President of Sinan Corp. has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by Sinan Corp.
























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
                             EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid during each of the last three fiscal years to the Chief Executive Officer of the Company.

                           SUMMARY COMPENSATION TABLE

Name and Principal            Annual Compensation
------------------            -------------------
Position
--------           Fiscal Year                           Other Annual
President and CEO  Ended May 31  Salary ($)  Bonus ($)   Compensation ($)
-----------------  ------------  ----------  ---------   ----------------
Gary W. Havener    2006          $0          $0          $    2,000(1)
                                                         $   98,000(2)
Gary W. Havener    2005          $0          $0          $    2,500(1)
                                                         $   98,000(2)
Gary W. Havener    2004          $0          $0          $    4,500(1)
                                                         $   98,000(2)

     (1)   PHAZAR CORP Director's Fee
     (2)   Antenna Products Corp. Director's Fee

                               OTHER COMPENSATION

     On May 30, 2006, the Company's subsidiary, Antenna Products Corporation, employed Matthew Jones as Vice President, Business Development. In that connection, the Company issued to him 1,000 shares of restricted common stock and granted him options to purchase 50,000 shares of common stock at $9.22 per share. The options expire, unless sooner exercised, on various dates between May 29, 2012 and May 29, 2016.

                          BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held four meetings in the fiscal year ended May 31, 2006. Gary W. Havener, R. Allen Wahl, James Miles, James Kenney and Clark D. Wraight were in attendance at each meeting.

     PHAZAR CORP has an audit committee, nominating committee and compensation committee, each consisting of three Directors, R. Allen Wahl, James Kenney and James Miles. Each member of the committees is independent under the rules of the National Association of Securities Dealers. These three independent directors met twice during the last fiscal year in executive session to review the business and operations of the Company. The Board of Directors has determined that James Miles is an "audit committee financial expert" under the rules of the Securities and Exchange Commission.

     The audit committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the committee's composition and meetings.






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
     The audit committee held five meetings in fiscal year 2006 and has:

              - reviewed and discussed the audited financial statements with the
                Company's management; and

              - discussed with Weaver & Tidwell, L.L.P., independent accountants for the Company, the matters required to be discussed by Statement on Auditing Standards No. 61, communication with audit committees, as amended.

     The audit committee has received from Weaver & Tidwell, L.L.P. the written disclosures and the letter required by independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the committee has discussed with Weaver & Tidwell, L.L.P., that firm's independence.

     Based upon these discussions with management and the independent accountants, the audit committee recommended to the Board of Directors of the Company that the audited consolidated financial statements for the Company be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 2006 for filing with the Securities and Exchange Commission.

     The compensation committee held two meetings in fiscal year 2006. The compensation committee has the responsibility for assisting the Board in, among other things, evaluating and making recommendations regarding the compensation of the executive officers and directors of the Company and assuring that the executive officers are compensated effectively in a manner consistent with the compensation strategy of the Company.

     On November 2, 2005 the Board of Directors adopted resolutions establishing a nominating committee and approved a nominating committee formal written charter. The nominating committee did not meet during fiscal year 2006. A copy of the nominating committee's charter is available to stockholders on the Company's website, www.phazar.com. The nominating committee uses established policies and procedures for director nominations. The committee identifies potential director candidates from a variety of sources, including recommendations from current Directors or management, recommendations of security holders, or any other source that the committee has deemed appropriate. In considering candidates for the Board of Directors, the committee evaluates the entirety of each candidate's credentials, such as (i) business or other relevant experience; (ii) expertise, skills and knowledge; (iii) integrity and reputation; (iv) the extent to which the candidate will enhance the objective of having directors with diverse viewpoints and backgrounds, (v) willingness and ability to commit sufficient time to Board responsibilities; and (vi) qualification to serve on specialized board committees (such as the Audit Committee).

     The nominating committee will consider recommendations for director candidates submitted in good faith by stockholders of the Company. A stockholder recommending an individual for consideration by the nominating committee must provide (i) evidence in accordance with Rule 14a-8 of the Exchange Act of compliance with the stockholder eligibility requirements, (ii) the written consent of the candidate(s) for nomination as a director, (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director and (iv) all information regarding the candidate(s) and the stockholder that would be required to be disclosed in a proxy statement filed


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
with the SEC if the candidate(s) were nominated for election to the Board, including, without limitation, name, age, business and residence address and principal occupation or employment during the past five years. Stockholders should send the required information to the Company at 101 S.E. 25th Avenue, Mineral Wells, Texas 76067, Attention: Corporate Secretary.

     In order for a recommendation to be considered by the Company for the 2007 Annual Meeting of Stockholders, the Company's Corporate Secretary must receive the recommendation no later than 5:00 p.m. local time on June 30, 2007. Such recommendations must be sent via registered, certified or express mail (or other means that allows the stockholder to determine when the recommendation was received by the Company). The Company's Corporate Secretary will send properly submitted stockholder recommendations to the nomination committee for consideration at a future meeting. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration as other individuals evaluated by the nominating committee.

                 POLICY REGARDING DIRECTOR ATTENDANCE AT ANNUAL
                              STOCKHOLDERS MEETINGS

     The Board of Directors encourages directors to attend the Company's Annual Meeting of Stockholders, whether or not a meeting of the Board of Directors is scheduled for the same date of the Annual Meeting. All of the members of the Board of Directors attended the Company's Annual Meeting in 2005.

                                 CODE OF ETHICS

     We have adopted a code of ethics that applies to our officers and directors. Our code of ethics has previously been filed as an exhibit to our annual report on Form 10-KSB for the year ended May 31, 2004.

                  STOCKHOLDER COMMUNICATION WITH BOARD MEMBERS

     The Board has adopted a procedure to enable our stockholders to contact directors. Any director may be contacted by mail addressed to such director, in care of the Secretary of the Company at the address on first page of this proxy statement. All such correspondence should be addressed to the Director and marked "Confidential-Stockholder Communication."

                            COMPENSATION OF DIRECTORS

     Compensation for PHAZAR CORP Directors is set at $500 plus 200 shares of PHAZAR CORP common stock for each board meeting attended unless compensation is waived by the members of the Board. In the fiscal year ended May 31, 2006, a total of $2,000 and 800 shares of restricted stock valued at $10,654 were paid each to Gary W. Havener, Clark D. Wraight, R. Allen Wahl, James Kenney and James Miles.

     Compensation for PHAZAR CORP audit committee members is set at $250 plus 100 shares of PHAZAR CORP common stock for each audit committee meeting attended. $1,250 and 500 shares of restricted stock valued at $8,018 were paid each to James Kenney, James Miles and R. Allen Wahl in the fiscal year ended May 31, 2006.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten-percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.


     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended May 31, 2006; all Section 16(a) filing requirements applicable to its officers, directors and ten-percent shareholders have been filed.

                       APPOINTMENT OF INDEPENDENT AUDITORS

     On April 22, 1999, the Board of Directors of PHAZAR CORP (the "Company") adopted a resolution appointing Weaver and Tidwell, L.L.P., 1600 West Seventh Street, Suite 300, Fort Worth, Texas 76102 as the Company's principal accounting firm to audit the Company's financial statements.

     Subject to ratification by the stockholders, the Board of Directors appointed Weaver and Tidwell, L.L.P., independent auditors, to serve for the fiscal year ending May 31, 2007.

     Weaver and Tidwell, L.L.P. has informed management that it will send a representative to the Annual Meeting and that such representative may make a statement to the meeting if he so desires and will be available to answer any questions that might arise in connection with the audit of the Company and its subsidiaries.

AUDIT FEES

General

     During fiscal year 2006, the Company paid Weaver & Tidwell, L.L.P. fees in the aggregate amount of approximately $60,395. Of this amount, approximately $53,700 were fees for the fiscal year 2005 year end audit and quarterly services for fiscal year 2006.

Financial Information Systems Design and Implementation Fees

     Weaver & Tidwell, L.L.P. did not render any services related to financial information systems design and implementation during fiscal year 2006.

All Other Fees

     Weaver & Tidwell, L.L.P. rendered other services consisting primarily of tax consulting, due diligence assistance and audits of the Company's other entities within the consolidated group for statutory filing purposes. Aggregate fees billed for all other services rendered by Weaver & Tidwell, L.L.P. for fiscal year 2006 were $6,695.

              APPROVAL PHAZAR CORP 2006 INCENTIVE STOCK OPTION PLAN

     Stockholders are being asked to approve the 2006 Incentive Stock Option Plan. The Board of Directors adopted the 2006 Plan on January 10, 2006.

     As of the record date we have not granted any options to purchase shares of common stock under the 2006 Plan.

     The following is a summary of the principal features of the 2006 Plan. A copy of the 2006 Plan is attached to this proxy statement as Attachment A. Any stockholder who wishes to obtain a copy of the 2006 Plan may also do so upon written request to our corporate secretary at our principal executive offices in Mineral Wells, Texas.

     Purpose

     The purpose of 2006 Plan is to provide incentives to attract, retain and motivate eligible participants whose present and potential contributions are important to the success of the Company and subsidiaries, by offering them an opportunity to participate in the Company's future performance through stock options granted to such persons for no additional consideration for the granting of the option. Options granted under the 2006 Plan may be either incentive stock options which qualify for special tax treatment under Section 422 of the Internal Revenue Code ("ISOs") or non-statutory stock options. Non-statutory options are not afforded special tax treatment under the Internal Revenue Code. We must obtain shareholder approval for the 2006 Plan by no later than January 10, 2007 in order for any options granted under the plan to qualify as an ISO.

Underlying Shares
-----------------
     A total of 250,000 common shares are reserved for issuance under the 2006 Plan and available for option grants, subject to adjustments provided in the 2006 Plan. If any options granted under the plan are forfeited for any reason before they have been exercised, vested or exercised in full, the unused shares subject to those expired, terminated or forfeited options will again be available for purposes of the plan. No options may be granted after January 10, 2016, the termination date for the plan.

Amendment to Plan
-----------------
     The Board of Directors may at any time terminate or amend the 2006 Plan in any respect, including without limitation amendment of any form of option agreement or instrument to be executed pursuant to the 2006 Plan; provided, however, that the Board of Directors will not, without the approval of the stockholders of the Company, amend the 2006 Plan in any manner that requires such stockholder approval.

Option Grants
-------------
     ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or a subsidiary. Non-statutory options may be granted to employees, officers, directors and consultants of the Company or a subsidiary. We have approximately 60 employees who are eligible to be granted options. Any options granted to a consultant of the Company must be for bona fide services rendered to the Company other than in connection with the offer and sale of securities in a capital-raising transaction.

     Option Exercise

     Options may be exercisable within the times or upon the events determined by the Committee appointed by the Board, provided that no option will be exercisable after the expiration of ten (10) years from the date the option is granted, and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a subsidiary will be exercisable after the expiration of five (5) years from the date the ISO is granted. The exercise price of an option will be determined by the Board of Directors when the option is granted and may be not less than 85% of the fair market value of the shares on the date of grant; provided that: (a) the exercise price of an ISO will be not less than 100% of the fair market value of the shares on the date of grant; and (b) the exercise price of any ISO granted to a 10% stockholder will not be less than 110% of the fair market value of the shares on the date of grant. The exercise price may be paid in cash or in previously owned shares or by other means permitted by the Committee.

     On August 31, 2006, the market price of the Company's common stock as reported on the Nasdaq Capital Market was $7.43 per share.

Options Expiration
------------------
     Options will expire and cannot be exercised 30 days after the termination of a participant's employment, except upon death or disability the options will expire 180 days after termination. Only options that have become exercisable under their terms may be exercised.

     Options under the 2006 Plan that are exercisable at the time of the death of the participant are transferable only by the participant's last will and testament or applicable state laws on decent and distribution.

Plan Administration
-------------------
     A Committee composed of non-employee members of the Board of Directors shall administer the 2006 Plan. The Committee may grant options to employees and other eligible participants and will determine whether such options will be ISOs within the meaning of the Internal Revenue Code or non-statutory stock options, the number of shares subject to an option, the exercise price of the option, the period during which the option may be exercised, and all other terms and conditions of the option, within the limitations imposed under the 2006 Plan.

     The Committee may also interpret the 2006 Plan, may establish and amend terms of existing options, except that if the participant is adversely affected by the amendment, the participant must also consent.

     The Committee has not made any determination of who shall be a participant or will be granted an option under the 2006 Plan.

     Tax Consequences

     Options granted under the 2006 Plan may be ISOs, which are governed by Internal Revenue Code Section 422, as amended, or as non-statutory stock options, which are governed by Internal Revenue Code Section 83, as amended. Generally, no federal income tax is payable by the participant upon the grant of


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an ISO and no deduction is taken by the Company.  If certain holding periods are met, the exercise of an ISO does not result in taxation to the participant; rather, the participant is taxed only at the time of sale. If the shares have been held for at least one year after the date of exercise and at least two years from the date of grant of the option, the participant will be taxed on any appreciation in excess of the exercise price as long-term capital gains. In that event, the Company is not entitled to a deduction for the amount of the capital gains.

     Under current tax laws, if a participant exercises a non-statutory stock option, the participant will be taxed on the difference between the fair market value of the stock on the exercise date and the exercise price and, thereafter, the participant would receive capital gains on any appreciation in stock value after the exercise date, depending upon the length of time the participant held the stock after exercise. When the option is exercised, the Company will be entitled to a corresponding tax deduction.

     Vote Required

     The affirmative vote of a majority of the total number of shares of our common stock present in person or represented by proxy at the meeting is required to approve the 2006 Plan. Our Board of Directors recommends that stockholders vote FOR the ratification of the 2006 Plan, and, unless a stockholder gives instructions on the proxy card to the contrary or a broker non-vote is indicated on the proxy card, the proxy will be voted FOR the ratification of the 2006 Plan.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Annual Meeting in October, 2007, must be received by the Company not later than June 30, 2007, for inclusion in its Proxy Statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

     The Board of Directors knows of no business other than that set forth in items 1, 2 and 3 of the Notice of Annual Meeting of Stockholders that is expected to be brought before the meeting. However, if any other matters, not now known or determined, come before the meeting, the persons named in the proxy furnished herewith will vote according to their best judgment in the interest of the Company.
















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     Insofar  as  any  of  the  information  in the  Proxy  Statement  may  rest particularly within the knowledge of persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof.

                                              By Order of the Board of Directors
                                                                 Gary W. Havener
                                                                       President
                                                              September 15, 2006

Whether or not you plan to attend the meeting, please mark, date and sign the enclosed proxy exactly as your name appears thereon and mail it promptly in the enclosed envelope to:


                                   PHAZAR CORP
                   c/o Computershare Investor Services, L.L.C.
                                  P.O. Box 2702
                             Chicago, IL. 60690-9402


































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